                                EXHIBIT 10.13(a)

                        CHARLES CENTER SOUTH OFFICE LEASE

                                       FOR

                                   SIGNET BANK

                                      Index

1.     Leased Premises ...................................................   1

2.     Term ..............................................................   1

3.     INTENTIALLY OMITTED ...............................................   1

4.     Use ...............................................................   1

5.     Basic Annual Rent .................................................   2

  5.1   Definitions ......................................................   2
  5.2   Rent Adjustment-Taxes ............................................   5
  5.3   Rent Adjustment-Expenses .........................................   5
  5.4   Payments .........................................................   6

6.     Requirements of Law ...............................................   6

7.     Certificate of Occupancy ..........................................   7

8.     Contest--Statute, Ordinance, etc ..................................   7

9.     Tenant's Improvements .............................................   7

10.    Condition of Premises .............................................   7

11.    Conduct on Premises ...............................................   8

12.    Insurance .........................................................   8

13.    Rules and Regulations .............................................   9

14.    Mechanics' and Materialmen's Liens and Other Liens ................   9

15.    Tenant's Failure to Perform .......................................   9

16.    Loss, Damage, Injury ..............................................  10

17.     Destruction--Fire or Other Casualty ...............................   10

18.     Eminent Domain ....................................................   11

19.     Assignment ........................................................   12

20.     Defaults ..........................................................   12

21.     Elevators, Heat, Cleaning .........................................   15

22.     Electric Current ..................................................   15

23.     Intentionally Omitted .............................................   15

24.     Several Liability .................................................   15

25.     Acceptance of Leased Premises .....................................   15

26.     Inability to Perform ..............................................   15

27.     No Waivers ........................................................   16

28.     Access to Premises and Change in Services .........................   16

29.     Estoppel Certificates .............................................   16

30.     Subordination .....................................................   16

31.     Attornment ........................................................   17

32.     Notices ...........................................................   17

33.     Landlord's Liability ..............................................   17

34.     Severability ......................................................   18

35.     Captions ..........................................................   18

36.     Brokers ...........................................................   18

37.     Recordation .......................................................   18

38.     Successors and Assigns ............................................   18

39.     Holding Over ......................................................   18

40.     Intentionally Deleted .............................................   19

41.     Environmental Assurances ..........................................   19

   (a)   Covenants .......................................................   19
   (b)   Indemnification .................................................   19
   (c)   Definitions .....................................................   19

42.    Waiver of Jury Trial ..............................................   20

43.    Miscellaneous .....................................................   20

44.    Authority .........................................................   21

Exhibits

         Exhibit A - Leased Premises
         Exhibit B - Plans and Specifications for Tenant's Work Including Vault Exhibit C - Rules and Regulations

                              CHARLES CENTER SOUTH

                                  OFFICE LEASE

     THIS AGREEMENT OF LEASE is made this 9/th/ day of February, 1996 by and between AREA 16B ASSOCIATES LIMITED PARTNERSHIP, a Limited Partnership formed under the laws of the State of Maryland ("Landlord"), and SIGNET BANK, formerly known as Union Trust Company of Maryland and also formerly known as Signet Bank/Maryland ("Tenant").

     WITNESSETH that the parties hereby agree as follows:

     1. Leased Premises. (a) Landlord is the developer of the CHARLES CENTER SOUTH building (the "Building"), an office tower and commercial complex located at the northwest corner of Lombard and Charles Streets, Baltimore, Maryland. Landlord does hereby lease unto Tenant, and Tenant does hereby rent from Landlord, that portion of the Building on the lobby floor containing in the aggregate two thousand fifteen (2,015) rentable square feet (the "Leased Premises") and consisting of those two areas as more particularly described on the schedule attached hereto as Exhibit "A", initialed by the parties and made a part hereof. Tenant hereby accepts the Leased Premises in "AS-IS" condition, having occupied the same since 1975 pursuant to a prior lease agreement dated November 1, 1973 (the "Existing Lease"). The Existing Lease shall expire simultaneously with the Commencement Date of this Lease. Notwithstanding the foregoing, Tenant shall continue to be obligated for liabilities incurred under the Existing Lease prior to the Commencement Date.

           (b) Landlord shall, at its cost, undertake the work necessary to demise the Leased Premises from the area leased pursuant to the Existing Lease, which demising work shall include providing a dedicated HVAC unit for the Leased Premises. All work within the Leased Premises shall be done at Tenant's sole cost and expense and in accordance with the provisions of Section 9 below. Landlord grants Tenant, at Tenant's cost, the right to install a vault (the "Vault") within the Leased Premises in accordance with plans and specifications attached hereto as Exhibit B, provided, however, Tenant provides all additional support which may be required to accommodate said vault.

     2. Term. This Lease shall be for a term of ten (10) years (the "Lease Term") commencing on February 1, 1996 (the "Commencement Date") and terminating at 11:59 p.m. on the last day of the 10th full lease year thereafter, unless otherwise terminated in accordance with the provisions hereof.

     3.    INTENTIALLY OMITTED.

     4. Use. Landlord and Tenant expressly agree that the Leased Premises shall be used or occupied by Tenant for the operation of a commercial bank, and providing other financial services and affiliated functions thereto and for no other purpose whatsoever. To the extent it may legally do so, Landlord hereby agrees that it will not enter into any lease of space in the Building for use (other than for offices) as a commercial bank, savings bank, or savings and loan institution; provided, however, Landlord shall not be precluded from entering into any lease of space in the Building for use in connection with affiliated functions of a bank (provided that said functions are not performed by a subsidiary of a bank holding company) including, by way of example and not by way of limitation, an institution or organization for automobile leasing or financing, a credit company, a finance company, etc. Tenant hereby agrees that it will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liabilities and expenses (including reasonable attorneys' fees) in connection with or arising out of the existence or enforcement of the provisions of this Section 4.

     5. Basic Annual Rent. Tenant shall pay to Landlord during the Lease Term "Basic Annual Rent" in the amounts and for the periods set forth below:

                                               Basic Annual        Monthly
                                                   Rent          Installments
                                             ----------------  -----------------

February 1, 1996-January 31, 2001                  $39,856.70         $3,321.39
February 1, 2001-January 31, 2006                  $46,909.20         $3,909.10

without any deductions or set-offs, and without demand, in advance on the first
(1st) day of each and every month for which payment is applicable (e.g., April's rent is due on or before April 1) during the Lease Term.

          5.1. Definitions. For purposes hereof, the following meanings or definitions shall apply:

               (a) "Rentable Area of the Building" shall, for all purposes of this Lease, be deemed to be 299,667 square feet.

               (b) Rentable Area of the Leased Premises" shall, for all purposes of this Lease, be deemed to be two thousand fifteen (2,015) square feet. Thus, for purposes of various adjustments hereinafter referred to, Tenant's pro rata portion shall be sixty-seven hundredths percent (.67%) (2,015/299,667) ("Tenant's Portion").

               (c) The "Base Tax Year" shall be July 1, 1995 - June 30, 1996.

               (d) The "Base Operating Year" shall be the 1996 calendar year.

               (e) "Operating Year" shall mean each respective calendar year during the Lease Term or any renewal of this Lease, or, at the option of Landlord, each respective fiscal year of the Landlord, during the Term or any renewal term of this Lease.

               (f) "Building Expenses" shall be those expenses paid or incurred by Landlord in connection with managing maintaining, operating and repairing the Building and the common` areas of the Real Property or any part thereof, in a manner deemed reasonable and appropriate by Landlord and shall include, without limitation, all costs and expenses of the following; provided, however, that Building Expenses shall specifically exclude all but twelve percent (12%) of Landlord's costs for (x) electricity, steam and fuel used in lighting, heating and air conditioning the Building; (y) maintenance of heating, ventilating and air conditioning equipment in the Building; and (z) janitorial services for the Building:

                         (1)   Operating, repairing, lighting, cleaning, and
insuring (including the cost of premiums for liability insurance for personal injury, death, property damage and business interruption, and workmen's compensation insurance covering personnel) the Real Property or any part thereof including the Building, as well as all costs incurred in removing snow, ice and debris therefrom and of policing and regulating traffic with respect thereto and depreciation of movable machinery and equipment therein;

                         (2)   Electricity, steam and/or any other fuel used in
lighting, heating, ventilating and air conditioning the Building and the common areas of the Real Property;

                         (3)   Maintenance of mechanical and electrical
equipment including heating, ventilating and air conditioning equipment;

                         (4)   Security, cleaning and janitorial services
including equipment, uniforms, supplies and sundries used in connection therewith;

                         (5)   Operation and maintenance of elevators,
stairways, rest rooms, lobbies, hallways and other internal and external common areas of the Real Property;

                         (6)   Maintenance of and signage for the driveways,
parking areas, sidewalks, steps and landscaping on the Real Property;

                         (7)   Repainting and redecoration of all common areas;

                         (8)   Sales or use taxes on supplies or services;

                         (9)   Management fees, wages, salaries and compensation
of all persons engaged in the maintenance, operation or repair of the Building (including Landlord's share of all payroll taxes);

                         (10)  Administration costs, including, legal,
accounting, engineering and other professional fees and expenses;

                         (11)  All other items which would be considered as
procured or incurred in maintaining, operating, leasing, or repairing the Building or the common areas of the Real Property under sound management and accounting principles; and

                         (12)  The cost of any capital improvement (amortized or
depreciated over such reasonable period as Landlord shall determine together with the interest at a fluctuating rate per annum which is at all times equal to the interest rate for federal funds as reported from time to time in the Wall Street Journal on the unamortized balance) made to the

Building by Landlord which results in more efficient operation of the Building or made to the Building by Landlord after the date of this Lease that is required under any governmental law or regulation that was not applicable to the Building at the time it was constructed.

Building Expenses shall not include the cost of any capital improvements other than those stated in subsection 5.1(d)(12), as determined under sound accounting principles, or the cost of work which the Landlord performs specifically for, and/or at the expense of, any particular tenant, nor shall they include any cost or expense related to the presence of any Hazardous Substances (hereinafter defined) on, in or under the Building.

          (g) "Taxes" shall mean any present or future federal, state, municipal, local and/or any other taxes, assessments, levies, benefit charges, and/or other governmental and/or private impositions (including business park charges and dues), levied, assessed and/or agreed to be imposed upon the Real Property of which the Leased Premises are a part or any part or parts of said Real Property, or upon the rent due and payable hereunder, whether or not now customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, foreseen or unforeseen, or similar or dissimilar to any of the foregoing but shall not include any inheritance, estate, succession, income, profits or franchise tax; provided, however, if at any time during the Lease Term or any extension thereof the method of taxation prevailing at the commencement of the term shall be altered or eliminated so as to cause the whole or any part of the items listed in the first part of this subsection (g) to be replaced by a levy, assessment or imposition, wholly or partly as a capital levy, or otherwise, on the rents or income (provided the tax on such income is not a tax levied on taxable income generally) received from the Building, wholly or partly in place of an imposition on or as a substitute for, or an increase of, taxes in the nature of real estate taxes issued against the Real Property, then the charge to Landlord resulting from such altered or replacement method of taxation shall be deemed to be within the definition of "Taxes". All reasonable expenses incurred by Landlord (including attorneys' fees and costs) in contesting any increase in Taxes or any increase in the assessment of the Real Property shall be included as an item of Taxes for the purpose of computing additional rent due hereunder.

          (h) "Real Property" shall mean the Building, the land upon which the Building is situated and all fixtures, equipment and other improvements in or upon said land and/or Building (excluding Tenant's personal property), and shall include, without limitation, the sidewalks, area ways, gardens, lawns, parking or loading areas.

          (i) "Rental Year", "rental year", "Lease Year", or "lease year" shall mean each respective period of twelve (12) successive calendar months during the Lease Term or any renewals of this Lease commencing with the first full calendar month during the Lease Term. If the Commencement Date does not occur on the first day of a month, the first rental year shall include the twelve calendar months and the period from the Commencement Date until the first day of the following month.

          (j) "Business day" shall mean weekdays on which a majority of tenants in the Building calculated by number and not by square footage are open for normal business operations.

          5.2. Rent Adjustment-Taxes. In the event that the Taxes levied or assessed against the Real Property for any tax year while this Lease is in effect shall be greater than the Taxes paid in the Base Tax Year, Tenant shall pay to Landlord, as additional rent (subject to further adjustments in the event of other increases or decreases in Taxes), an amount equal to Tenant's Portion of such excess.

     Until such time as the actual Taxes for any tax year are determined, Landlord shall have the right to reasonably estimate such Taxes, and Tenant shall pay, on the first day of each calendar month, such amounts as are equal to one-twelfth of Landlord's estimate of Tenant's Portion of such tax increase for such year. At any time during a tax year, Landlord may revise its estimate of Tenant's Portion of such tax change and adjust Tenant's equal monthly installments payable thereafter during the tax year to reflect such revised estimate.

     Within sixty (60) days after Landlord's receipt of tax bills for each tax year, or such reasonable (in Landlord's determination) time thereafter, Landlord will certify to Tenant the amount of Taxes for the tax year in question and the amount of Tenant's Portion thereof. Tenant's Portion of such increase which is paid or payable for each tax year shall be adjusted between Landlord and Tenant, both Landlord and Tenant hereby agreeing that Tenant shall pay Landlord or Landlord shall credit to Tenant's account (or, if such adjustment is at the end of the Term, pay Tenant), as the case may be, within thirty (30) days of the of aforesaid certification to Tenant, such amount necessary to effect such adjustment. The failure of Landlord to provide such certification within the time prescribed above shall not relieve Tenant of its obligations generally or for the specific tax year in which any such failure occurs.

     As of the date of this Lease, the tax year is a fiscal year commencing July
1. If the appropriate authorities shall hereafter change the tax year to a calendar year, or to a fiscal year commencing on a date other than July 1, appropriate adjustments shall be made with respect to any additional rent or credits, due hereunder.

          5.3. Rent Adjustment-Expenses. In the event that the Building Expenses for any Operating Year while this Lease is in effect shall be greater than the Building Expenses paid in the Base Operating Year (the difference shall herein be referred to as the "Increase in Expenses"), Tenant shall pay to Landlord, as additional rent, an amount equal to Tenant's Portion of the Increase in Expenses.

     Until such time as the actual Increase in Expenses for any year is determined, Landlord shall have the right to reasonably estimate such Increase, and Tenant shall pay, simultaneously with the monthly rent payments, such amounts as are equal to one-twelfth of Landlord's estimate of Tenant's Portion of such Increase in Expenses for each year. At any time during an Operating Year, Landlord may revise its estimate of Tenant's Portion of such Increase in Expenses and adjust Tenant's monthly installments payable thereafter to reflect such revised estimate.

     Landlord shall deliver to Tenant within one hundred twenty (120) days (or such additional time thereafter as is reasonable under the circumstances), after the end of each Operating Year, a statement of the Building Expenses for such period and Tenant's Portion thereof. Tenant's Portion of such increase which is paid or payable for such year shall be adjusted between Landlord and Tenant, the parties hereby agreeing that Tenant shall pay Landlord or Landlord shall credit Tenant's account or (if such adjustment is at the end of the Lease Term, pay Tenant), as the case may be, within thirty (30) days of the receipt of such statement, such amounts as may be necessary to adjust Tenant's payment of Tenant's Portion of the Increase in Expenses for such preceding period.

     Upon reasonable notice, Landlord shall make available for Tenant's inspection at Landlord's office, during normal business hours, Landlord's records relating to the Building Expenses for such preceding period; provided, however, that unless Tenant shall have given Landlord written notice of its exception to any such statement for additional rent within sixty (60) days after delivery thereof, the same shall be conclusive and binding on Tenant; and provided, further that in the event that Tenant shall give to Landlord written notice of its exception to such statement within such sixty (60) day period, Tenant shall nevertheless be obligated to pay the additional rent pursuant to the provisions of this Section, but shall have the right, following such payment, to contest the amount set forth in such statement in a court of competent jurisdiction without being in breach or default of this Lease.

          5.4. Payments. All payments or installments of any rent hereunder, other than Basic Annual Rent, and all sums whatsoever due under this Lease (including attorneys' fees) shall be deemed additional rent and shall be paid to Landlord at the address designated by Landlord. If any rent or additional rent is not paid when due, such arrearage shall bear a late charge of Five Dollars ($5.00) for each day such sum is in arrears in consideration of Landlord's additional expense caused by such failure to pay. Time is of the essence with respect to Tenant's monetary obligations in this Lease. Any such additional rent, unless otherwise stated, shall be due within thirty (30) days after the Landlord has submitted a written statement to Tenant showing the amount due and such obligation shall survive the expiration or sooner termination of the Lease Term.

     Notwithstanding the provisions of Section 5.4 and Section 20 (a) (4) of the Lease, Tenant shall not be deemed to have defaulted with respect to its covenant to pay, on or before the due date thereof, rent or other sums for which Tenant is obligated pursuant to this Lease, or be liable for the payment of late charges as provided in this Section 5.4 unless, following notice, the Tenant fails to cure such nonpayment within a period of five (5) days; provided, however, that these notice and cure provisions shall be of no further force and effect, and shall be and become null and void for each period of twelve (12) months immediately succeeding any consecutive twelve (12) month period during which Landlord gives two (2) notices of default pursuant to this Section 5.4. Notice may be validly given at any time after Tenant's failure to make payment of rent or other payments on the date on which each such payment is due.

     6. Requirements of Law. Tenant shall, at the sole cost and expense of Tenant, observe and comply with all laws, requirements, rules, orders, ordinances and regulations of the City, County, State and Federal Governments and of the local Board of Fire Underwriters having jurisdiction and/or any other corporation, body or organization possessing similar authority and exercising similar functions, now or hereafter in force and effect and applicable to the Leased Premises or the Real Property, and to the then occupation thereof; provided, however, that

Landlord and not Tenant shall make all structural changes and correct all structural defects in the Building necessary to comply with requirements of law, and make all repairs, changes or alterations necessary because the Building was not constructed in compliance with any of said laws, requirements, rules, orders, ordinances or regulations.

     7. Certificate of Occupancy. Tenant shall not use or occupy the Leased Premises for any purpose or in any way in violation of any certificate of occupancy, permit or other governmental or private consent or regulation issued for or respecting the Building and/or the Leased Premises.

     8. Contest--Statute, Ordinance, etc. Tenant may, after notice to Landlord, by appropriate proceedings conducted promptly at Tenant's own expense in Tenant's name and whenever necessary in Landlord's name, contest in good faith the validity or enforcement of any statute, ordinance, law, order, regulation or requirement and may similarly contest any assertion of violation of any certificate of occupancy, permit or any consent issued for the Building. Tenant may, pending such contest, defer compliance therewith if, in the opinion of counsel for Landlord, such deferral will not subject either the Landlord or the Leased Premises or the Real Property (or any part thereof) to any penalty, fine or forfeiture, and if Tenant shall post a bond with corporate surety approved by Landlord sufficient, in Landlord's opinion, fully to indemnify Landlord from loss.

     9. Tenant's Improvements. Tenant agrees that it will make all improvements to the Leased Premises at its sole cost and expense. However, Tenant shall not make any alterations, decorations, installation, additions or improvements to the Leased Premises, including, but not limited to, the installation of any fixtures, amenities, equipment, appliances, or other apparatus, without Landlord's prior written consent, and then only by contractors or mechanics employed or approved by Landlord. All such work, alterations, decorations, installations, additions or improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate. All alterations, decorations, installations, additions or improvements made by either of the parties hereto upon the Leased Premises, except movable office furniture and trade fixtures put in at the expense of Tenant, shall be the property of Landlord and shall remain upon and be surrendered with the Leased Premises at the termination of this Lease without molestation or injury; provided, however, that Landlord may elect to require Tenant to remove all or any part of said alterations, decorations, installations, additions or improvements at the expiration of this Lease, in which event such removal shall be done at Tenant's expense, and Tenant shall, at its expense, repair any damage to the Leased Premises and/or the Building caused by such removal or by the removal of its personalty.

     10. Condition of Premises. Tenant shall, during the Lease Term, keep the Leased Premises and the improvements and appurtenances therein in good order and condition, and at the expiration of the Lease Term, or at the sooner termination of this Lease as herein provided, deliver up the same in good order and condition, ordinary wear and tear excepted, as at the beginning of the tenancy, broom clean, damage by fire or other insured casualty excepted, and, subject to the provisions of Section 9 hereof, Tenant shall remove all of its property therefrom (including, without limitation, the Vaults) prior to such termination. Any items of Tenant's personalty remaining in the Leased Premises after the termination of the Lease shall be deemed abandoned by Tenant and become the sole property of Landlord. Notwithstanding the foregoing, any costs incurred by Landlord in storing and/or disposing of such abandoned property shall remain the sole obligation of Tenant, which obligation shall survive the termination of this Lease. Tenant shall pay for all damage to the Building, its fixtures and appurtenances, as well as all damage sustained by the tenants or occupants of the Building due to any waste, misuse or neglect of the Leased Premises, its fixtures and appurtenances, by Tenant, its employees or any other person or persons upon the Leased Premises. Tenant shall not place a load upon any floor of the Leased Premises exceeding the floor load per square foot, which such floor was designed to carry and which may be allowed by law. There shall be no allowance to Tenant for a diminution of rental value, no abatement of rent, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making repairs, alterations, additions or improvements in or to any portion of the Real Property or Leased Premises, or in or to fixtures, appurtenances or equipment thereof, and no liability upon Landlord for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building or of the Leased Premises, or in or to the fixtures, appurtenances or equipment thereof and the foregoing shall not be construed to mean that Landlord has any such obligations.

     11. Conduct on Premises. Tenant shall not do, or permit anything to be done in the Leased Premises, or bring or keep anything therein which will, in any way, increase the rate of fire insurance on the Building, or invalidate or conflict with the fire insurance policies on the Building, fixtures or on property kept therein or obstruct or interfere with the rights of the Landlord or other tenants, or in any other way injure or annoy Landlord or the other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with the laws, rules or regulations of any Federal, state or municipal authority, or the Insurance Services Office of Maryland. Tenant agrees that any increase in fire or other insurance premiums on the Building or contents caused by the occupancy of Tenant, and any expense, loss, damage, or cost incurred in consequence of negligence, carelessness or the intentional or willful action of Tenant, Tenant's employees, agents, licensees, servants, or invitees shall, as they accrue, be added to the rent heretofore reserved and be paid as a part thereof; and Landlord shall have all the rights and remedies for the collection of same as are conferred upon Landlord for the collection of rent provided to be paid pursuant to the terms of this Lease.

     12.  Insurance.

          (a) At all times during the Lease Term, Tenant, at its sole cost and expense, shall provide and keep in full force and effect a policy of public liability and property damage insurance, naming Landlord and Manekin Corporation as insureds, as their interests may appear, with respect to the Leased Premises and the business of Tenant in, on, within, from or connected with the Leased Premises, pursuant to which the limits of liability shall be $1,000,000.00 in respect to any one occurrence, and in respect to the aggregate, at least $2,000,000.00 in respect to the combined limit of liability. Said insurance policy shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord thirty (30) days prior written notice. Said insurance policy shall be carried with an insurance company approved by

Landlord, and a certificate of insurance shall be delivered to Landlord at the inception of each policy and renewal thereof.

          (b) Landlord and Tenant hereby mutually waive all claims for recovery from the other for any loss or damage to any of Landlord's property or Tenant's property insured under valid and collectible insurance policies to the extent of any recovery for loss insured thereunder and, to that end, the parties agree to a mutual subrogation clause to be inserted or endorsed on each policy setting forth that the insurance shall not be invalidated in the event that the insured should waive in writing prior to any loss, any or all right of recovery against the other party for any insured loss.

     13. Rules and Regulations. Tenant agrees to be bound by the rules and regulations set forth on the schedule attached hereto as Exhibit "C" and incorporated by reference herein. Landlord shall have the right, from time to time, to issue additional or amended reasonable rules and regulations regarding the use of the Building. When so issued, the same shall be considered a part of this Lease and Tenant covenants that said additional or amended rules and regulations shall likewise be faithfully observed by Tenant, the employees of Tenant and all persons invited by Tenant into the Building. Landlord shall not be liable to Tenant for the violation of any of the said rules and regulations, or the breach of any covenant or condition in any lease, by any other tenant in the Building, but Landlord shall use commercially reasonable efforts to cause such other tenant to comply with the rules and regulations.

     14. Mechanics' and Materialmen's Liens and Other Liens. Tenant shall not do or suffer to be done any act, matter or thing whereby the Leased Premises (or Tenant's interest therein), or any part thereof, may be encumbered by any mechanics' or materialmen's lien and/or any other lien or encumbrance. Tenant shall discharge, within ten (10) days after the date of filing, any mechanics' or materialmen's liens and/or any other lien or encumbrance filed against the Leased Premises (or Tenant's interest therein), or any part thereof , purporting to be for work or material furnished or to be furnished to Tenant. For purposes of this Lease, discharge shall mean a dismissal of such lien by a court of competent jurisdiction, or the posting by Tenant of a bond or other collateral satisfactory to Landlord so as to release the Leased Premises from the operation and effect of said lien. Landlord shall not be liable for any work or materials furnished or to be furnished to Tenant upon credit, and no mechanics', materialmen's or other lien for work or material shall attach to or affect the reversionary, leasehold or other estate or interest of Landlord in and to the Leased Premises, the Building and/or the Real Property.

     15. Tenant's Failure to Perform. In the event that Tenant fails, after fifteen (15) days' written notice from Landlord, to keep the Leased Premises in good condition and state of repair, or to commence and continuously make required repairs, or to do any act or make any payment or perform any term or covenant on Tenant's part required under this Lease or otherwise fails to comply herewith, Landlord may (at its option, but without being required to do so) immediately, or at any time thereafter and without notice, perform the same for the account of Tenant (including entering upon the Leased Premises at all reasonable hours to make repairs and to do any act or to make any payment which Tenant has failed to do or to make), and if Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including, but not limited to, attorneys' fees in instituting, prosecuting or defending any action or proceedings, such sums paid or obligations incurred, with interest at the rate of twelve percent (12%) per annum and costs, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within five
(5) days of rendition of any bill or statement to Tenant therefor. All rights given to Landlord in this Section shall be in addition to any other right or remedy of Landlord herein contained.

     16.  Loss, Damage, Injury.

          (a) Tenant hereby expressly agrees that Landlord shall not be liable or responsible in any manner for any damage or injury to the person or property of Tenant (including, but not limited to, the Leased Premises) or the person or property of any other person or entity directly or indirectly caused by (i) dampness or water in any part of the Leased Premises or in any other part of the Building and/or the Real Property and/or by any leak or break in any part of the Leased Premises, in any other part of the Building and/or the Real Property and/or in the pipes of the plumbing or heating works thereof, no matter how caused; (ii) theft; (iii) fire or other casualty; and/or (iv) any other cause whatsoever, except the negligence or willful misconduct of Landlord or Landlord's contractors, servants, employees, agents, licensees or invitees. Tenant hereby expressly agrees that Landlord or its agents shall not be liable for any interference with light, air or other hereditaments.

          (b) Tenant shall indemnify and hold harmless Landlord for all losses, costs and expenses (including attorneys' fees), settlement payments, and, whether or not reduced to final judgment, all liabilities, damages, or fines paid, incurred or suffered by Landlord; (i) by reason of any breach, violation and/or nonperformance by Tenant or Tenant's employees, agents, licensees, invitees or visitors, of any covenants or provision of this Lease; (ii) by reason of or arising out of the occupancy or use by Tenant of the Leased Premises, the Building and/or the Real Property, or any part of either; (iii) by reason of or arising out of any claim, action, suit or proceeding, threatened, instituted and/or made against Landlord arising out of or in connection with Tenant's use and/or occupancy of the Leased Premises; (iv) by reason of Tenant's generation, emission, storage, or disposal of Hazardous Substances (as hereinafter defined) at the Leased Premises (including without limitation, clean-up expenses, third party claims and environmental impairment expenses); and/or (v) from any other cause whatsoever due to the negligence or intentional act or omission of Tenant and/or Tenant's contractors, servants, employees, agents, licensees and/or invitees.

     17. Destruction--Fire or Other Casualty. In the event of partial or total damage or destruction insured against by Landlord to the Leased Premises by fire, other casualty, or any other cause whatsoever (except condemnation), Tenant shall give immediate notice thereof to Landlord and: (a) this Lease shall continue in full force and effect, and (b) Landlord, to the extent that insurance proceeds respecting such damage or destruction are subject to being utilized for and, in fact, may be utilized by Landlord therefor, shall thereupon cause such damage or destruction to all property owned by Landlord to be repaired with reasonable speed at the expense of Landlord, due allowance being made for reasonable delay which may arise by reason of adjustment of loss under insurance policies on the part of Landlord and/or Tenant, and for reasonable delay on account of "labor troubles" or any other cause beyond Landlord's control, and to the extent that the Leased Premises are rendered untenantable, the rent shall proportionately abate as of the date of the casualty. In the event the damage or destruction shall be so extensive to the Building as to render it uneconomical in the Landlord's opinion, to restore the Leased Premises for the use of Tenant as specified in Section 4 hereof or Landlord shall decide not to repair or rebuild the Building, this Lease, at the option of Landlord, shall be terminated upon written notice to Tenant and the terms of this Lease shall expire by lapse of time upon the third day after such notice is mailed, and Tenant shall thereupon vacate the Leased Premises sad surrender the same to Landlord, but no such termination shall release Tenant from any liability to Landlord arising from such damage or from any of the obligations or duties imposed on Tenant hereunder prior to such termination. If the casualty occurs during the last year of the Lease Term, Tenant, at its option, may terminate the Lease and be relieved of any further liability under the Lease, provided it gives notice of such election to Landlord within thirty (30) days after the date such casualty occurs.

         Each of the parties hereto agrees to exercise its best efforts to have every casualty insurance policy (which it carries as an insured with regard to the Leased Premises, or any part thereof, and with regard to any personal property which is or may be on or in the Leased Premises, or any part thereof) include a subrogation waiver clause, pursuant to which the insurance coverage involved shall not be invalidated by a waiver by either party hereto of any and all right of recovery against the other party and with regard to any liability for any action or lack of action by such other party hereto, and by which the insurer expressly waives any and all rights of subrogation to any rights or claims of the insured against the other party hereto.

         So long as any such casualty insurance policy carried by a party hereto as the insured shall be available with such a subrogation clause, or one to like effect, at no greater premium charge than would be made for such policy without such clause, then, notwithstanding any other provision of this Lease, the party hereto carrying such insurance and the insured thereunder agrees to waive all right of recovery against the other for any loss, or with regard to any liability to the extent covered by such insurance. In the event such a subrogation clause is only available at such greater premium charge, then the party carrying such insurance shall have no further obligation to have such clause included in such insurance.

         18. Eminent Domain. If the entire Leased Premises shall be taken, leased or condemned (either temporarily or permanently) for public purposes, or in the event Landlord shall convey or lease the property to any public authority in settlement of a threat of condemnation or taking, the rent shall be adjusted to the date of such taking or leasing or conveyance, and this Lease shall thereupon terminate. If only a portion of the Leased Premises shall be so taken, leased or condemned, and as a result of such partial taking, Tenant is reasonably able to use the remainder of the Leased Premises for the purposes intended hereunder, then this Lease shall not terminate but, effective as of the date of such taking, leasing or condemnation, the rent hereunder shall be abated in an amount thereof proportionate to the area of the Leased Premises so taken, leased or condemned. If, following such partial taking, Tenant shall not be reasonably able to use the remainder of the Leased Premises for the purposes intended hereunder, then this Lease shall terminate as if the entire Leased Premises had been taken, leased or condemned. In the event of a taking, leasing or condemnation as described in this Section 18, whether or not there is a termination hereunder, Tenant shall have no claim against Landlord, other than an adjustment of rent, to the date of taking, leasing or condemnation, and Tenant shall not be entitled to any portion of any amount that may be awarded as damages or paid as a result or in settlement of such proceedings or threat.

         19. Assignment. Tenant is the only party that may use or occupy the Leased Premises. No assignment of this Lease or subletting of all or any part of the Leased Premises is permitted without the prior written consent of Landlord except to an entity controlling, under common control with, or controlled by, Tenant. Landlord's consent to an assignment or subletting shall not be unreasonably withheld.

         The phrase "assignment or subletting" shall include the following all of which will be deemed to be an "Assignment"): (1) any assignment of this Lease or a subletting of the Leased Premises; (2) any permission to a third party to use all or part of the Leased Premises; (3) any mortgage or other encumbrance of this Lease or of the Leased Premises; (4) the appointment of a receiver or trustee of any of the Tenant's property; and (5) any assignment or sale in bankruptcy or insolvency.

         Even if Landlord consents to an Assignment, Tenant will remain primarily liable under this Lease. Also, Tenant will bear all reasonable legal costs incurred by Landlord in connection with Landlord's review of documents concerning an Assignment, whether or not Landlord consents to it. Landlord's consent to a specific Assignment does not waive Landlord's right to withhold consent to any future or additional Assignment. Tenant will give Landlord notice of its intention to make an Assignment at least thirty (30) days prior to such Assignment, which notice will contain such details as Landlord may reasonably request. If Tenant intends to Assign this Lease, Landlord may terminate this Lease by giving at least twenty (20) days prior written notice to Tenant after Landlord has received written notice from Tenant of an intended Assignment.

         If the amount of rent and other sums received by Tenant under any Assignment is more than the Rent due from Tenant under this Lease, then Tenant will pay fifty percent (50%) of the full amount of the excess to Landlord on a monthly basis and promptly upon Tenant's receipt of such excess amounts.

         If, without Landlord's consent, this Lease is Assigned, or if the Leased Premises are occupied or used by any party other than Tenant, then all resulting expenses (including reasonable attorneys' and brokerage fees) incurred by Landlord will be immediately due and payable by Tenant upon receipt of an invoice. If Tenant defaults, Landlord may collect rent from the assignee, subtenant, occupant or user (the "Assignee") of the Leased Premises and apply it towards .the Rent due under this Lease. Such collection will not be deemed an acceptance of the Assignee as tenant, will not waive or prejudice Landlord's right to initiate legal action against Tenant to enforce Tenant's fulfillment of its obligations under this Lease and will not release Tenant from such obligations.

         20. Defaults.

             (a) Each of the following shall be deemed a material default by Tenant under this Lease and a substantial breach thereof:

             (1) The filing of a petition by or against Tenant for debtor relief as defined under the Federal Bankruptcy Code, as now or hereafter amended or supplemented, or for reorganization, arrangement or other rehabilitation within the meaning of the Bankruptcy Code, or the commencement of any action or proceeding far the dissolution or liquidation of Tenant, whether instituted by or against Tenant, or for the appointment of a receiver or trustee of the property of Tenant, in each case filed by a party other than Tenant, if not bonded or discharged within thirty (30) days of the date of filing; for purposes of this subsection, the word "Tenant" shall include any guarantor of Tenant's obligations under this Lease;

             (2) The making by Tenant of an assignment for the benefit of creditors;

             (3) The filing of a tax lien against any property of Tenant;

             (4) Failure of Tenant to make payment of the rent herein reserved, or any part thereof, or any other sum required to be paid by the terms of this Lease (including late charges on the foregoing as provided in Section 5.4 hereof) when due (subject to the provisions of Section 5.4 with respect to certain notice and cure rights of Tenant); and

             (5) A failure by Tenant in the performance of any other term, covenant, agreement or condition of this Lease, on the part of Tenant to be performed, for a period of five (5) days after the giving of notice thereof by Landlord to Tenant, unless such performance shall reasonably require a longer period, in which case Tenant shall not be deemed in default if Tenant commences the required performance promptly and thereafter pursues and completes such action diligently and expeditiously.

     Notwithstanding the provisions of Section 20(a)(5) of the Lease, Tenant shall not be deemed to have been in default thereunder unless, following notice, Tenant does not cure a failure in its performance or commences performance pursuant to the provisions of Section 20(a)(5) within a period of thirty (30) days of notice thereof by Landlord upon Tenant and thereafter diligently cures same to completion; provided, however, that these provisions shall be of no further force or effect and shall be and became null and void for each period of twelve (12) months immediately succeeding any consecutive twelve (12) month period during which Landlord gives two (2) notices pursuant to the provisions of this Lease.

         (b) All rights and remedies of Landlord in this Lease enumerated shall be cumulative, and none shall exclude any other right or remedy, now or hereafter allowed by or available under any statute, ordinance, rule of court, or the common law, either at law or in equity or both. For the purposes of any suit brought or based hereon, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums shall mature hereunder. The failure of Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants, terms and conditions of this Lease, or to exercise any right or option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such covenant, term, condition, right or option, but the same shall continue and remain in full force and effect unless the contrary is expressed by Landlord in writing. The receipt by Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

         (c) In the event of any default of the terms of this Lease, Landlord may, at any time thereafter, at its election, without further notice to Tenant, terminate this Lease and Tenant's right to possession of the Leased Premises, and with or without legal process, take possession of the Leased Premises, and remove Tenant, any occupant, and any property therefrom, using such force as may be necessary, without being guilty of or liable for trespass and without relinquishing any rights of Landlord against Tenant.

         (d) If Tenant is in default of this Lease as set forth above, Tenant shall be obligated to, and shall pay to Landlord as damages, upon demand, and Landlord shall be entitled to recover of and from Tenant, at the election of Landlord, all expenses which shall have been incurred in order for Landlord to recover possession of the Leased Premises and the expenses of rerenting the Leased Premises (including, but not limited to, any commissions paid to any real estate agent in connection therewith) and attorneys' fees equal to such attorneys' actual and customary hourly fees and their actual expenses.

     In addition to the damages set forth in the preceding sentences of this
Section 20(d), if Landlord terminates this Lease as set forth in Section 20(c) above, Landlord shall also be entitled to damages (payable in monthly installments, in advance, on the first day of each calendar month following such termination and continuing unto the date originally fixed herein for the expiration of the then current term of this Lease) in an amount or amounts equal to the excess, if any, of (A) the sum of (i) the aggregate expenses (other than Additional Rental) paid by Landlord during the month immediately preceding such calendar month for all such items as, by the terms of this Lease, are required to be paid by Tenant; (ii) an amount equal to the amount of the installments of Basic Annual Rent which would have been payable by Tenant hereunder in respect of such calendar month, had this Lease and the Lease Term not been so terminated; and (iii) the monthly average of the Additional Rental paid in the rental year or annualized portion thereof immediately preceding such default, over (B) the rents, if any, in fact, collected by Landlord in respect of such calendar month pursuant to either rerenting, or from any existing permitted subleases, and any suit, action or proceeding brought to collect the amount of the deficiency for any calendar month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Notwithstanding anything herein to the contrary, upon the occurrence of any breach by Tenant that is not cured within any applicable grace period, Landlord shall use its reasonable efforts to mitigate its damages, including using reasonable efforts to relet the Leased Premises.

         (e) No act or thing done by Landlord shall be deemed to be an acceptance of a surrender of the Leased Premises, unless Landlord shall execute a written release of Tenant. Tenant's liability hereunder shall not be terminated by the execution of a new lease of the Leased Premises by Landlord. Separate actions may be maintained each month by Landlord against Tenant to recover the damages then due, without waiting until the end of the Term of this Lease to determine the aggregate amount of such damages.

         21. Elevators, Heat, Cleaning. As long as Tenant is not in default under any of the covenants of this Lease, Landlord shall, if and insofar as existing facilities permit:(a) provide necessary elevator service on business days from 8:00 a.m. to 6:30 p.m. and on Saturdays from 8:00 a.m., to 1:00 p.m. and have an elevator available for use at all other times; and (b) furnish, at Tenant's expense, heat or air conditioning to the Leased Premises, when and as required. It shall be Tenant's sole obligation to provide janitorial services to, and to cause the Leased Premises to be kept clean, provided such janitorial contractor is reasonably acceptable to Landlord. Landlord reserves the right to stop service of the heating, air conditioning, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacement or improvements, which in the judgment of Landlord are desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply heat, air conditioning, elevator, plumbing, cleaning and electric service during said period or when prevented from so doing by energy shortages, laws, orders or regulations of any Federal, State, County or Municipal authority or by strikes, accidents or by other cause whatsoever beyond Landlord's control. In the event of any cessation of any service herein provided due to any such cause, such cessation shall not be construed to be a constructive eviction of Tenant and shall not excuse Tenant's failing to pay rent or any other of Tenant's obligations under this Lease.

         22. Electric Current. Landlord has installed, or will install prior to the Commencement Date, a submeter to measure the amount of electricity consumed in the Leased Premises for lighting, heating, air conditioning and other purposes. Tenant shall pay to Landlord the cost of such electricity (which shall be of an amount equal to no more than the cost of such electricity as charged to Landlord by the applicable utility supplier) within fifteen (15) days of receipt from Landlord of a statement therefor, which amount shall be deemed additional rent.

         23. Intentionally Omitted.

         24. Several Liability. If the Tenant shall be one or more individuals, corporations or other entities, whether or not operating as a partnership or joint venture, then each such individual, corporation, entity, joint venturer or partner shall be deemed to be both jointly and severally liable for the payment of the entire rent and other payments specified herein and the performance of all other duties and obligations hereunder.

         25. Acceptance of Leased Premises. Tenant's occupancy of the Leased Premises shall constitute acceptance thereof as complying with all requirements of Tenant and obligations of Landlord with respect to the condition, order and repair thereof.

         26. Inability to Perform. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying, any service to be supplied by it under the terms of this Lease or is unable to make or is delayed in making repairs, additions, alterations, or decorations or is unable to supply, or is delayed in supplying, any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of any cause beyond Landlord's control. Similarly, Landlord shall not be liable for any interference with any services supplied to Tenant by others if such interference is caused by any of the reasons listed in this Section 26. Nothing contained in this Section 26 shall be deemed to impose any obligation on Landlord not expressly imposed by other sections of this Lease.

         27. No Waivers. The failure of Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future, of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

         28. Access to Premises and Change in Services. Landlord shall have the right and Tenant shall permit such person or persons authorized by Landlord, without abatement of rent, to enter the Leased Premises at any reasonable hour upon prior notice to the Branch Manager at the Leased Premises (which notice may be written or verbal), or at any time and without notice in the case of an emergency, to examine the same, or to make such repairs and alterations as Landlord shall deem necessary for the safety and preservation of the Building, or to show to mortgagees or purchasers, and during the last six (6) months of the Lease Term, to exhibit and advertise the Leased Premises to prospective tenants. If, during the last month of the term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter, alter, renovate and redecorate the Leased Premises, without elimination or abatement of rent, or incurred liability to Tenant for any compensation, and such acts shall have no affect upon this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein elsewhere expressly provided. Landlord shall also have the right at any time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances, passageways, doors, doorways, corridors, stairs, toilets, elevators and/or other public parts of the Building, and to change the name by which the Building is commonly known and/or its mailing address.

         29. Estoppel Certificates. Tenant agrees at any time and from time to time upon not less than ten (10) days' prior notice by Landlord to execute, acknowledge and deliver to Landlord a statement in writing certifying, among other matters, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered hereunder may be relied upon by any third party not a party to this Lease.

         30. Subordination. Tenant accepts this Lease, and the tenancy created hereunder, subject and subordinate to any ground leases, mortgages, deeds of trust, leasehold mortgages or other security interests now or hereafter a lien upon or affecting the Building or the Real Property or any part thereof. Tenant shall, at any time hereafter on request, execute any instruments, leases or other documents that may be required by any mortgage, mortgagee, deed of trust, trustee or underlying owner hereunder to subordinate, or render prior, Tenant's interest hereunder to the lien of any such mortgage or mortgages, deed or deeds of trust or underlying lease, and the failure of Tenant to execute any such instruments, leases or documents shall constitute a default hereunder. In the event that Landlord should enter into any refinanced or additional mortgages or deeds of trust respecting the Building, Landlord will use its best efforts to obtain from the mortgagee or trustees under any deed of trust, a nondisturbance agreement running to Tenant, its assignees and its subtenants in form and substance reasonably acceptable to Tenant.

         31. Attornment. Tenant agrees that upon any termination of Landlord's interest in the Leased Premises, Tenant will, upon request, attorn to the person or organization then holding title to the reversion of the Leased Premises (the "Successor") and to all subsequent Successors, and shall pay to the Successor all rents and other monies required to be paid by the Tenant hereunder and perform all of the other terms, covenants, conditions and obligations in this Lease contained; provided, however, that Tenant shall not be so obligated to attorn unless, if Tenant shall so request in writing, such Successor will execute and deliver to Tenant an instrument wherein such Successor agrees that so long as Tenant performs all of the terms, covenants and conditions of this Lease, on Tenant's part to be performed, Tenant's possession under the provisions of this Lease shall not be disturbed by such Successor.

         32. Notices. Except as otherwise provided in this Lease, any requirement for a notice, demand or request under this Lease will be satisfied by a writing (a) hand delivered with receipt; (b) mailed by United States registered or certified mail or Express Mail, return receipt requested, postage prepaid; or (c) sent by Federal Express or any other nationally recognized overnight courier service, and addressed: (i) if to Landlord, c/o Manekin Corporation, 7165 Columbia Gateway Drive, Columbia, Maryland 21046, Attention:
General Counsel with a copy to Ann Clary Gordon, Esquire c/o Shapiro and Olander, 36 South Charles Street, Baltimore, Maryland 21201; and (ii) if to Tenant, to it, c/o H. Ashley Pierce, III, Signet Bank, P.O. Box 85519, Richmond, Virginia, 23285-5519, or 4121 Cox Road, Glen Allen, Virginia 23060. All notices that are sent in accordance with this Section 32 will be deemed received by the other party on the earliest of the following applicable time periods: (a) three business days after being mailed in the aforesaid manner; (b) the date the return receipt is executed; or, (c) the date delivered as documented by the overnight courier service or the hand delivery receipt. All rental payments and other charges payable by Tenant under this Lease will be delivered to Landlord at Landlord's address set forth above: Attention: Accounting Department. Either party may designate a change of address by written notice to the other party.

         33. Landlord's Liability. The term "Landlord" as used in this Lease means only the owner or the mortgagee or trustee, as the case may be, in possession, for the time being of the Building or Real Property, so that in the event of any transfer of title to said Building or Real Property, the Landlord in possession immediately prior to such transfer, shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder thereafter accruing. It is understood that Landlord on the date of execution hereof, is a Maryland limited partnership, and that no partner, general or limited, of said limited partnership, as it may now or hereafter be constituted, shall have any personal liability to Tenant or any person claiming under, by or through Tenant upon any action, claim, suit or demand brought pursuant to the terms and conditions of this Agreement or arising out of the occupancy by Tenant of the Leased Premises, and, as to Landlord, recourse shall be Landlord's interest in the Building.

         34. Severability. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         35. Captions. All headings anywhere contained in this Lease are intended for convenience of reference only and are not to be deemed or taken as a summary of the provisions to which they pertain or as a construction thereof.

         36. Brokers. Tenant represents that Tenant has dealt directly with, and only with, MANEKIN CORPORATION as broker in connection with this Lease, and that insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commissions in connection with it. Tenant shall hold Landlord harmless from and indemnify Landlord for any costs incurred by Landlord arising out of any other broker's claim that such other broker has assisted Tenant with respect to this Lease.

         37. Recordation. Tenant covenants that if at any time any mortgagee of Landlord's interest in the Leased Premises shall require the recordation of this Lease, or if the recordation of this Lease shall be required by any valid governmental order, or if any governmental authority having jurisdiction in the matter shall assess and be entitled to collect transfer taxes or documentary stamp taxes, or both transfer taxes and documentary stamp taxes on this Lease, Tenant will execute such acknowledgements as may be necessary to effect such recordations and whichever party requires such recordation shall pay all recording fees, transfer taxes and documentary stamp taxes payable on, or in connection with, this Lease or such recordation.

         38. Successors and Assigns. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective heirs, distributees, executors, administrators, successors and, except as otherwise provided in this Lease, their assigns.

         39. Holding Over. If Tenant holds possession of the Leased Premises after the termination of this Lease, Tenant shall become a tenant from month to month at one hundred fifty percent (150%) of the rent during the last year of the Lease Term and upon all other terms herein specified and shall continue to be such tenant from month to month until such tenancy shall be terminated by Landlord or until Tenant shall have given Landlord a written notice of at least thirty (30) days of intention to terminate such tenancy. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession of the Leased Premises by Tenant after termination of this Lease. Upon the termination of this Lease, Landlord shall be entitled to the benefit of all public general or public local laws relating to the speedy recovery of the possession of lands and tenements held over by tenants that may now or hereafter be in force.

         40. Intentionally Deleted.

         41. Environmental Assurances.

             (a) Covenants. Tenant covenants with Landlord:

                 (1) that it shall not Generate Hazardous Substances at, to or from the Leased Premises unless the same is specifically approved in advance by Landlord in writing;

                 (2) to comply with all obligations imposed by applicable law, and regulations promulgated thereunder, and all other restrictions and regulations upon the Generation of Hazardous Substances (whether or not at, to or from the Leased Premises);

                 (3) to deliver promptly to Landlord true and complete copies of all notices received by Tenant from any governmental authority with respect to the Generation by Tenant of Hazardous Substances (whether or not at, to or from the Leased Premises);

                 (4) to complete fully, truthfully and promptly any questionnaires sent by Landlord with respect to Tenant's use of the Leased Premises and Generation of Hazardous Substances; and

                 (5) to permit entry onto the Leased Premises by Landlord or Landlord's representatives at any reasonable time to verify and monitor Tenant's compliance with its representations, warranties and covenants set forth in this Section.

             (b) Indemnification. Tenant agrees to indemnify and defend Landlord (with legal counsel reasonably acceptable to Landlord) from and against any costs, fees or expenses (including, without limitation, environmental assessment, investigation and environmental remediation expenses, third party claims and environmental impairment expenses and reasonable attorneys' fees and expenses) incurred by Landlord in connection with Tenant's Generation of Hazardous Substances at, to or from the Leased Premises or in connection with Tenant's failure to comply with its representations, warranties and covenants set forth in this Section. This indemnification by Tenant will remain in effect after the termination or expiration of this Lease.

             (c) Definitions. The term "Hazardous Substance" means (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. (S)6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. (S)9601 et seq.), as amended from time to time, and regulations promulgated thereunder; (iii) any "oil, petroleum products, and their byproducts" as defined by the Maryland Environment Code Ann. (S)4-411 (3) (i), as amended from time to time, and regulations promulgated thereunder; (iv) any "controlled hazardous substance" or "hazardous substance" as defined by the Maryland Environment Code Ann., Title

7, subtitle 2, as amended from time to time, and regulations promulgated thereunder; (v) any "infectious waste" as defined by the Maryland Environment Code Ann. (S) 9-227, as amended from time to time, and regulations promulgated thereunder; (vi) any substance the presence of which on the Real Property is prohibited, regulated or restricted by any law or regulation similar to those set forth in this definition; and (vii) any other substance which by law or regulation requires special handling in its Generation. The term "To Generate" means to use, collect, generate, store, transport, treat or dispose of.

         42. Waiver of Jury Trial. Landlord and Tenant desire a prompt resolution of any litigation between them with respect to this Lease. To that end, Landlord and Tenant waive trial by jury in any action, suit, proceeding and/or counterclaim brought by either against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises, any claim of injury or damage and/or any statutory remedy. This waiver is knowingly, intentionally and voluntarily made by Tenant. Tenant acknowledges that neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. Tenant further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this Lease and the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel. Tenant further acknowledges that it has read and understands the meaning and ramifications of this waiver of jury trial.

         43. Miscellaneous.

             (a) As used in this Lease and where the context requires: (1) the masculine shall be deemed to include the feminine and neuter and vice-versa; and
(2) the singular shall be deemed to include the plural and vice-versa.

             (b) This Lease was made in the State of Maryland and shall be governed by and construed in all respects in accordance with the laws of the State of Maryland.

             (c) All plats, exhibits, riders or other attachments to this Lease shall be deemed a part hereof and incorporated by reference herein.

             (d) This Lease and the Exhibits, and Riders, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as herein set forth. This Lease is intended by the parties to be an integration of all prior or contemporaneous promises, agreements, conditions, negotiations or undertakings between them. Except as herein otherwise provided, no alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

         44. Authority. Tenant warrants to Landlord that Tenant is a bank chartered and validly existing under the laws of the State of Maryland. In addition, Tenant warrants to Landlord that this Lease has been properly authorized and executed by Tenant and is binding upon Tenant in accordance with its terms. The name and address of Tenant's agent for service of process in the State of Maryland are Kenneth H. Trout, 7 St. Paul Street, Baltimore, Maryland 21202. Tenant agrees to notify Landlord in writing of any change with respect to such agent.

         45. Landlord hereby grants Tenant, at Tenant's cost, the right to run electrical and communication cables between the public banking center portion of the Leased Premises and the ATM room portion of the Leased Premises in a manner reasonably acceptable to Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

        WITNESS                              AREA 16B ASSOCIATES LIMITED
                                                PARTNERSHIP


        /s/ Kimberly A. Madison              By: /s/ Bernard Manekin     (SEAL)
        ----------------------------------       -----------------------
                                             Name: Bernard Manekin
                                                   -----------------------------
                                             General Partner
                                                                        Landlord

        WITNESS/ATTEST                       SIGNET BANK


        /s/ J.D. Faulders                    By: /s/ H. Ashley Pierce III (SEAL)
        ----------------------------------       -----------------------
        Ass't [Secretary]                    Name: H. Ashley Pierce III
                                                   -----------------------------
                                             Title: Vice President
                                                    ----------------------------
                                                                          Tenant

        STATE OF MARYLAND, CITY OF Baltimore, TO WIT:

             I HEREBY CERTIFY that on this 9 day, of February, 1995, before me, the subscriber, a Notary Public of the State of Maryland, in and for the City/Country aforesaid, personally appeared Bernard Manekin, a general partner of AREA 16B ASSOCIATES LIMITED PARTNERSHIP, Landlord, and he acknowledged the foregoing Lease Agreement to be the act and deed of said limited partnership.

             WITNESS my hand and Notarial Seal.

        My Commission Expires [STAMP]

                                             /s/
                                             -----------------------------------
                                             Notary Public

        STATE OF Virginia, COUNTY OF Henrico, TO WIT:

             I HEREBY CERTIFY that on this 26 day, of December, 1995, before me, the subscriber, a Notary Public of the State and City/Country aforesaid, personally appeared H. Ashley Pierce, III, the vice president of SIGNET BANK, Tenant, and he acknowledged the foregoing Lease Agreement to be the act and deed of said body corporate.

             WITNESS my hand and Notarial Seal.

        My Commission Expires:

        11/30/97                             /s/ Kathy L. Honshacuk
        ----------------------------------   ----------------------------
                                             Notary Public

                                             I was commissioned a notary as
                                             Kathy L. Hundery.

                                   EXHIBIT A

                                Leased Premises

                                  [FLOOR PLAN]

          FLOOR PLAN: SOUTH CHARLES
          SCALE: NTS

          TOTAL RENTABLE SQUARE FOOTAGE . PUBLIC BANKING CENTER : 1,740 TOTAL RENTABLE SQUARE FOOTAGE . ATM ROOM : 275

          TOTAL RENTABLE SQUARE FOOTAGE : 2.015

          NANCY FOREMAN DESIGN INC

                                    EXHIBIT B

           Plans and Specifications for Tenant's Work Including Vault

                                    EXHIBIT C

                              Rules and Regulations

         1. Tenant shall not obstruct or permit its agents, clerks or servants to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the Building, or use the same in any other way than as a means of passage to and from the offices of Tenant; bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor; make or permit any improper noises in the Building, smoke in the elevators; throw substances of any kind out of the windows or doors, or in the halls and passageways of the Building; sit on or place anything upon the window sills; or clean the exterior of the windows.

         2. Waterclosets and urinals shall not be used for any purpose other than those for which they are constructed; and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.

         3. Tenant shall not (i) except as shown on Exhibit B, obstruct the windows, doors, partitions and lights that reflect or admit light into the halls, or other places in the Building, or (ii) inscribe, paint, affix, or otherwise display signs, advertisements or notices in, on, upon or behind any windows or on any door, partition or other part of the interior or exterior of the Building without the prior written consent of Landlord. If such consent be given by Landlord, any such sign, advertisement, or notice shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand. Notwithstanding the provisions of Rule No. 3, Landlord shall permit Tenant to erect not more than two (2) exterior signs on the Building, and to paint identifying letters or signs on the interior and exterior windows of the Building, provided the size, location and style of said sign(s) and identifying letters shall be approved by the Charles Center Inner Harbor Management Office (or its successors) and by Landlord; provided, however, the approval of Landlord required hereunder shall not be unreasonably withheld.

         4. Intentionally deleted.

         5. When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only by contractors approved by Landlord. The number and location of telephones, telegraph instruments, electric appliances, call boxes, etc., shall be subject to Landlord's approval. No tenants shall lay linoleum or other similar floor covering so that the same shall be in direct contact with the floor of the Leased Premises; and if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or similar adhesive material being expressly prohibited.

         6. No additional lock or locks shall be placed by Tenant on any door in the Building, without prior written consent of Landlord. Two keys will be furnished Tenant by Landlord; two additional keys will be supplied to Tenant by Landlord, upon request, without charge; any additional keys requested by Tenant shall be paid for by Tenant. Tenant, its agents and employees, shall not change any locks. All keys to doors and washrooms shall be returned to Landlord at the termination of the tenancy, and, in the event of loss of any keys furnished, Tenant shall pay Landlord the cost of replacing the lock or locks to which such keys were fitted and the keys so lost.

         7. Tenant shall not employ any person or persons other than Landlord's janitors for the purpose of cleaning the Leased Premises, without prior written consent of Landlord. Landlord shall not be responsible to Tenant for any loss of property from the Leased Premises however occurring, or for any damage done to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause.

         8. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Leased Premises.

         9. Tenant shall not conduct, or permit any other person to conduct, any auction upon the Leased Premises; manufacture or store goods, wares or merchandise upon the Leased Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Leased Premises to be used for gambling; make any unusual noises in the Building; permit to be played any musical instruments in the Leased Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Leased Premises.

         10. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises, without the prior written consent of Landlord. Such curtains, blinds and shades must be of a quality, type, design, and color, and attach in a manner approved by Landlord.

         11. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same. Retail sales will be limited to the ground level and lower level retail store areas.

         12. There shall not be used in the Leased Premises or in the Building, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in passenger elevators.

         13. Tenant, before closing and leaving the Leased Premises, shall ensure that all entrance doors are locked.

         14. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's opinion tends to impair the reputation of the Building or its desirability as a building for offices and upon written notice from Landlord, Tenant shall refrain from, or discontinue such advertising.

         15. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purpose in operating the Building:

             (a) the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;

             (b) the right to change the name or address of the Building, without incurring any liability to Tenant for so doing;

             (c) the right to install and maintain a sign or signs on the exterior of the Building;

             (d) the exclusive right to use or dispose of the use of the roof of the Building;

             (e) the right to limit the space on the directory of the Building to be allotted to Tenant; and

             (f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

         16. Tenant shall list all articles to be taken from the Building (other than those taken out in the usual course of business of Tenant) on Tenant's letterhead, or a blank which will be furnished by Landlord. Such list shall be presented at the office of the Building for approval before such articles are taken from the Building or accepted by any elevator operator.

         17. Tenant and Tenant's employees shall park their automobiles only in such number of spaces, if any, as Landlord may fix, taking into consideration the need for customer parking and other factors. The spaces, if any, assigned to Tenant and Tenant's employees shall be limited to any parking area designated by Landlord for use of office tenants, and the right to use spaces so assigned to Tenant and its employees shall be subject to such regulations as Landlord may reasonably promulgate from time to time to prevent parking by unauthorized parties or parking in prohibited areas.

         18. All safes shall stand on a base of such size as shall be designated by the Landlord. The Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. No machinery of any kind or articles of unusual weight or size will be allowed in the Building, without the prior written consent of Landlord. Business machines and mechanical equipment, if so consented to by Landlord, shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient to absorb and prevent all vibration, noise and annoyance. Notwithstanding the provisions of Rule No. 18, Landlord agrees that it shall reserve for Tenant, in connection with the garage operated in the Building, the right to rent one (1) car space on a monthly basis in accordance with the then existing rate, terms and rules for such garage space from time to time established and prevailing.

         19. The Leased Premises shall not be used for lodging or sleeping purposes, and cooking therein is prohibited.

         20. After 6 P.M. until 8:00 A.M. on weekdays, after 1:00 P.M. on Saturdays, and at all hours on Sundays and legal holidays, all persons entering or leaving the Building may be required to identify themselves to a watchman by registration or otherwise and to establish their rights to enter or leave the Building. Landlord or its agents may exclude from the Building during such periods all persons who do not present satisfactory identification. Each tenant shall be responsible for all persons for whom he requests admission and shall be liable to Landlord for all acts of such persons.

         21. In addition to all other liabilities for breach of any provision of these Rules and Regulations, Tenant shall pay to Landlord all damages caused by such breach. The violation of any such provision may also be restrained by injunction.

         22. Landlord reserves the right to rescind, alter, waive or add, any Rule or Regulation at any time prescribed for the Building when, in the judgment of Landlord, Landlord deems it necessary or desirable for the reputation, safety, character, security, care, appearance or interests of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration, waiver or addition of any Rule or Regulation in respect of one tenant shall operate as a rescission, alteration or waiver in respect of any other tenant.